AGREEMENT




         This Agreement (the "Agreement" is effective as of November 29, 2007 by and between Asra Rasheed ("Rasheed") and Gottaplay Interactive, Inc. a Nevada corporation (the "Company").

                                    RECITALS

1. Rasheed entered into an employment agreement (the "Employment Agreement") with the Company on or abot January 1, 2007. Pursuant to the terms of this Employment Agreement, Rasheed was to be employed by the Company as its President for a period of three (3) years, plus any extension period pursuant to the temrs of the Agreement.

2. Pursuant to the terms of the Employment Agreement, the Company did agree to pay Rasheed an annual salary, as indicated in Exhibit "1" to the Employment Agreement.

3. As a result of certain circumstances, the parties hereto agree that the Employment Agreement is null and void and the parties hereto wish to establish the terms and conditions of their employment relationship as set forth hereinbelow.

4. Except for that certain Promissory Note in the principal amount of S43,000 owed by the Company to Rasheed and any and all valid expenses incwred by Rasheed as of the date of this Agreement that have not been reimbursed (hereinafter jointly referred to as the ("Balances Owed"), the Company and Rasheed also desire to resolve and settle in full any and all claims that Rasheed had, has or may have against the Company or any of its past, present and future subsidiaries, affiliates, officers, directors, employees, agents, stockholders, partners, managers, representatives, members, successors and assigns, both individually and in their official capacities (collectively with the Company; the "Released Parties"), including, but not limited to, all claims for damages of any kind or damages for injury of any kind that were or could have been raised by Rasheed as of the date of execution of this Agreement



   NOW, THERFORE, in consideration of the promises and of the mutual obligations hereinafter set forth, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         ARTICLE I

                             EMPLOYMENT RELATIONSHIP



   Section 1.01 CANCELLATION OF AGREEMENT. In consideration for the mutual promises contained herein, Rasheed agrees to terminate the Agreement effective as of the date hereof and, except for the Balances Owed (See Exhibit A), waives any and all accrual of past due salaries, expenses, or any other compensation due Rasheed under the Employment Agreement.

         Section 1.02

   Section 1.03 Terms of Employment. hereof, Effective upon execution hereof, Rasheed shall become the Vice President of the Online/Interactive division of the Company's wholly owned subsidiary, Gottaplay Interactive, Inc, to hold such position for a period of one (I) year from the date hereof, unless terminated prior pursuant to the terms contained hereinbelow. The terms of employment shalt be as follows:

a. A Monthly salary of $5,000;

b. In the event of termination without cause, Rasheed shall receive a one-time severance payment from the Company equal to four (4) month's salary;

c. A stock bonus programs to be determined by the Company's Board of Directors, within 90 days from execution of this agreement, which program shall be tied directly to the online division of the Company's EBITA,

d. Three (3) weeks paid vacation during the one year period covered by this Agreement

   Section 1.03 Termination by the Company.

a) Death or Disability. Rasheed's employment shall terminate automatically upon her death during the Employment Period. If the Company determines in good faith that the Disability of Rasheed has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Rasheed written notice of its intention to terminate Rasheed's employment. In such event, Rasheed's employment with the Company shall terminate effective on the 30th day after receipt of such notice by Rasheed (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Rasheed shall not have returned to full-time performance of her duties. For purposes of this Agreement, "Disability" shall mean the absence of Rasheed from her duties with the Company on a fu11-time basis for thirty
   (30) consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Rasheed or her legal representative.

b) Cause. The Company may terminate Rasheed's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean(i) the willful failure of Rasheed to perform substantially Rasheed's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not cured within 30 days after a written demand for substantial performance is delivered to Rasheed by the Company's Board of Directors which specifically identifies the manner in which the Board believes that -Rasheed has not substantially performed her duties, or (ii) the willful engaging by Raslieed in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or
   (iii) if Rasheed accepts employment or a consulting position WITH ONE OR more of the Company's competitors; or (iv) any ultra vices act undertaken by Rasheed.

   Section 1.04 Termination by Rasheed. Rasheed may choose to terminate agreement at any time during the employment term. Rasheed shall provide written notice THIRTY (30) DAYS prior to departure date. In the event this Agreement is terminated by Rasheed. the Company shall have no further obligations to Rasheed herein.

         ARTICLE II

                          RASHEED COVENANTS AND RELEASE

   As a material inducement to the Company to enter into this Agreement, Rasheed agrees as follows:

         ARTICLE III

                              ADDITIONAL PROVISIONS

   Section 2.01 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior oral or written agreement among the parties. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington without giving effect to the principles of conflicts of laws thereof.

   Section 2.02 Counterparts Facsimile Execution. Execution For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof. is to be considered as an original signature. and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section

   Section 2.03 Notices. Any notice provided or permitted to be given under this Agreement must be in writing, but may be served by deposit in the mail, addressed to the party to be notified, postage prepaid, and registered or certified, with a return receipt requested. Notice given by registered mail shall be deemed delivered and effective on the date of delivery shown on the return receipt. Notice may be served in any other manner, including telex, telecopy, telegram, etc., but shall be deemed delivered and effective as of the time of actual delivery. For purposes of notice, the addresses of the parties shall be that address as the parties hereto may so advise, in writing, in the future.

   Section 2.04 Drafting Party. This Agreement expresses the mutual intent of the parties to this Agreement. Accordingly, regardless of the party preparing any document, the rule of construction against the drafting party shall have no application to this Agreement.

   IN WITHNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.





         GOTTAPLAY INTERACTIVE, INC.

         By:/s/ John P. Gorst

         Its:Chief Executive Officer


         /s/ Asra Rasheed
         ----------------------------

         Asra Rasheed